UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

M&T Bank Corporation 2021 Annual Meeting of Shareholders

M&T Bank Corporation (“M&T”) held its 2021 Annual Meeting of Shareholders on April 20, 2021. At the 2021 Annual Meeting, shareholders approved all of the Board of Directors’ proposals, which included: (i) the election of nineteen (19) directors of M&T, for one-year terms and until their successors are elected and qualified; (ii) the approval of the compensation of M&T’s Named Executive Officers; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2021. The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the final votes with respect to each director who was elected at M&T’s 2021 Annual Meeting (Proposal 1):

NOMINEES:	FOR	WITHHELD	BROKER NON-VOTE

C. Angela Bontempo	101,904,116	5,227,062	9,661,103

Robert T. Brady	92,642,154	14,489,024	9,661,103

Calvin G. Butler, Jr.	92,133,861	14,997,317	9,661,103

T. Jefferson Cunningham III	103,290,020	3,841,158	9,661,103

Gary N. Geisel	100,711,415	6,419,763	9,661,103

Leslie V. Godridge	106,637,688	493,490	9,661,103

Richard S. Gold	104,435,234	2,695,943	9,661,103

Richard A. Grossi	106,412,449	718,729	9,661,103

René F. Jones	99,379,563	7,751,614	9,661,103

Richard H. Ledgett, Jr.	106,617,558	513,620	9,661,103

Newton P.S. Merrill	106,143,132	988,046	9,661,103

Kevin J. Pearson	104,430,820	2,700,358	9,661,103

Melinda R. Rich	103,594,734	3,536,443	9,661,103

Robert E. Sadler, Jr.	103,290,023	3,841,155	9,661,103

Denis J. Salamone	105,496,150	1,635,028	9,661,103

John R. Scannell	63,138,743	43,992,435	9,661,103

David S. Scharfstein	106,413,264	717,913	9,661,103

Rudina Seseri	106,596,596	534,582	9,661,103

Herbert L. Washington	102,742,980	4,388,198	9,661,103

The following table reflects the tabulation of the final votes with respect to the approval of the compensation of M&T’s Named Executive Officers (Proposal 2):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
101,383,230	5,109,792	638,156	9,661,103

The following table reflects the tabulation of the final votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2021 (Proposal 3):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
112,493,994	4,122,673	175,613	Not Applicable

Item 8.01	Other Events.

M&T Board of Directors Committee Membership

At a meeting of M&T’s Board of Directors (the “Board”) held on April 20, 2021, following the 2021 Annual Meeting of Shareholders, the Board designated the membership of the Board’s standing committees, as set forth below. Each of the Audit Committee, Nomination, Compensation and Governance Committee, and Risk Committee is comprised solely of independent directors under the standards established by the New York Stock Exchange and Securities and Exchange Commission (“SEC”) and who meet other qualification requirements applicable to such committees as determined by the Board.

Audit Committee	Nomination, Compensation and Governance Committee
Denis J. Salamone* (Chair)	Gary N. Geisel (Chair)
C. Angela Bontempo*	Robert T. Brady
Richard A. Grossi*	Calvin G. Butler, Jr.
David S. Scharfstein	Melinda R. Rich
Herbert L. Washington	John R. Scannell
*“Audit committee financial expert” under Item 407(d) of Regulation S-K of the SEC

Executive Committee	Risk Committee
Robert E. Sadler, Jr. (Chair)	Robert E. Sadler, Jr.** (Chair)
Robert T. Brady	T. Jefferson Cunningham III**
Gary N. Geisel	Gary N. Geisel**
René F. Jones	Leslie V. Godridge**
Richard H. Ledgett, Jr.
**“Risk management expert” under Regulation YY of the Board of Governors of the Federal Reserve System

Director Compensation

At its meeting held on April 20, 2021, the Board also approved changes to the compensation structure for non-employee directors. The changes are intended to update the structure of the program by removing per meeting fees and further align the interests of the directors with M&T’s shareholders through the award of an annual Board equity retainer. The changes also intend to compensate the directors of M&T in a competitive range compared to peer financial institutions, commensurate with the significant amount of time, effort and expertise required to fulfill their duties to M&T.

The new director compensation structure provides annual compensation to directors approximately 50 percent in equity and 50 percent in cash (depending upon committee participation) through an annual Board equity retainer and an annual Board cash retainer as well as annual committee cash retainers for service on M&T Board committees.

The annual Board equity retainer component will be granted in the form of restricted stock units having a value of $130,000 for the lead independent director of M&T and a value of $120,000 for each other non-employee director of M&T. For the first year of the program, the restricted stock units will be awarded in April 2021 and vested upon grant, having such other terms as provided in a Directors’ Restricted Stock Unit Award Agreement and under the M&T Bank Corporation 2019 Equity Incentive Compensation Plan.

Under the annual Board cash retainer component, a cash retainer of $100,000 will be paid to the lead independent director of M&T and a cash retainer of $90,000 will be paid to each other non-employee director of M&T. The following annual cash retainers will also be paid to the members of the committees of the Board:

•	An annual cash retainer of $40,000 will be paid to the Chair of the Audit Committee, and an annual cash retainer of $20,000 will be paid to each other member of the Audit Committee;

•

An annual cash retainer of $25,000 will be paid to the Chair of the Executive Committee, and an annual cash retainer of $15,000 will be paid to each other member of the Executive Committee (including directors who serve on the Executive Committee of Manufacturers and Traders Trust Company (“M&T Bank”));

•

An annual cash retainer of $25,000 will be paid to the Chair of the Nomination, Compensation and Governance Committee of M&T and an annual cash retainer of $15,000 will be paid to each other member of the Nomination, Compensation and Governance Committee; and

•	An annual cash retainer of $40,000 will be paid to the Chair of the Risk Committee and an annual cash retainer of $25,000 will be paid to each other member of the Risk Committee.

In addition, M&T directors who also serve as directors of and serve as members of M&T Bank’s Trust and Investment Committee will be paid an annual cash retainer of $12,000, with the Chair of such committee paid an annual cash retainer of $15,000.

The annual Board and committee cash retainers will be paid in quarterly installments, with quarterly payments paid in arrears at the beginning of each calendar quarter for service during the prior quarter. As under the prior director compensation structure, M&T directors who are salaried officers of M&T or its subsidiaries do not receive any compensation for their service as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: April 22, 2021	By:	/s/ Marie King
	Name:	Marie King
	Title:	Group Vice President and Corporate Secretary

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